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EX-99 B. 4(vii)

                            [METLIFE INVESTORS LOGO]
                   First MetLife Investors Insurance Company

                               One Madison Avenue
                            New York, New York 10010


TAX SHELTERED ANNUITY ENDORSEMENT

This Endorsement forms a part of the Contract to which it is attached and is effective as of the issue date of the Contract. The following provisions apply to a Contract, which is issued under the Internal Revenue Code of 1986, as amended, ("Code") ss.403(b). In the case of a conflict with any provision in the Contract and any other Endorsements or Riders, the provisions of this Endorsement will control.

Unless expressly stated the changes below do not remove non-tax restrictions and/or limitations on distributions, contributions, withdrawals or loans or give any additional contractual rights not granted in the original contract that is the subject of this amendment that are not mandated under the federal income tax laws.

The Contract is amended as follows:

1. OWNER. The Owner must be either an organization described in ss.403(b)(1)(A) of the Code or an individual employee of such an organization. If the Owner is an organization described in ss.403(b)(1)(A) of the Code, then the individual employee for whose benefit the organization has established an annuity plan under section 403(b) of the Code must be the Annuitant under the Contract. If the Owner is an employee of an organization described in ss.403(b)(1)(A) of the Code, then such employee must be the Annuitant under the Contract.

2. The interest of the Annuitant in the Contract shall be non-forfeitable. A return of contributions can be made in the event the insurer determines at its discretion that a mistake in fact has occurred. Additionally employer contributions may be subject to vesting requirements in accordance with the rules set forth under Code ss.411 and the applicable IRS regulations.

3. NON-TRANSFERABILITY. Other than in a transaction with the Company, or as provided below, the interest of the Annuitant under this Contract cannot be transferred, sold, assigned, discounted, or used as collateral for a loan or as security for any other purpose. These requirements shall not apply to a "qualified domestic relations order" (as defined in Code ss.414(p)).

4. CONTRIBUTIONS. Except in the case of a rollover contribution under Codess.ss.403(b)(8), 403(b)(10), 408(d)(3), 402(c), 402(e)(6),
         403(a)(4), 403(a)(5), 457(d)(1) or 457(e)(16), or a nontaxable transfer from another contract qualifying under Codess.403(b) or a custodial account qualifying under Codess.403(b)(7), purchase Payments must be made by an organization described in Codess.403(b)(1)(A) on behalf of the employee (or by means of a salary reduction agreement entered into by the employee) or directly by employees of such organizations. All Purchase Payments must be made in cash.

         Notwithstanding any other provisions or limitations in the contract the maximum amount that can be contributed to the contract by salary reduction is the lesser of the limit on annual additions imposed underss.415 (c)(1) of the Code, and the limits imposed underss.402(g) of the Code which applies to all elective deferral contributions made by salary reduction to all qualified employer plans. Where contributions for a person consist of both salary reduction and


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         additional contributions, the salary reduction amount is limited as per the prior rule and the excludable contribution cannot exceed the ss.415 limits imposed under the Code. Purchase Payments must not exceed the amount allowed byss.415 andss.403(b) of the Code. References to restrictions on contributions imposed underss.403(b)(2) of the Code, the Maximum Exclusion Allowance or MEA are hereby deleted.

         The above limitations do not apply in the case of a rollover contribution under Code ss.403(b)(8), 408(b)(10), 408(d)(3), 402(c),
         402(e)(6), 403(a)(4), 403(a)(5), 457(d)(1), 457(e)(16), or a nontaxable transfer from another contract qualifying under Code ss.403(b) or a custodial account qualifying under Code ss.403(b)(7).

         The Contract will accept catch-up elective deferral contributions from participants who have attained the age of 50 by the end of the plan year in accordance with the rules and amounts set forth under ss.414(v) of the Code and the regulations there under.

         Purchases from a church employee or a duly ordained, commissioned or licensed minister of a church as defined under Code ss.414(e) of the Code the contract will be accepted as contributions in accordance with ss.415 (c) (7) of the Code.

         Notwithstanding the above, contracts that are limited by their contractual terms to only receiving single deposits or rollover amounts will continue to have such restrictions.

Post Retirement Employer Contributions

         Contributions by an employer for a former employee will be accepted under this Contract for a period of five tax years following the tax year in which the employee was terminated by the employer in accordance with the rules set forth under ss.403 (b)(3) of the Code and the regulations issued there under.

Repeal of the minimum exclusion allowance for church employees.

         This contract will no longer accept contribution from church employees being made pursuant to the minimum exclusion allowance of ss.403(b)(2)(D) of the Code.

5.       DISTRIBUTIONS DURING ANNUITANT'S LIFE.
         All distributions under this Contract are subject to the distribution requirements of ss.403(b)(10) of the Code and will be made in accordance with the requirements of ss.401(a)(9) of the Code, including the incidental death benefit requirements of ss.401(a)(9)(G) of the Code, and the regulations there under.

         Required distributions under this section and section 6 are considered to have begun if distributions are made on account of the Annuitant reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably commence to the Annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the Proposed Income Tax Regulations.

         Notwithstanding any other provisions in this contract all distributions made after the death of the Annuitant will be made in accordance with ss.401(a)(9) of the Code as it is in effect when the distributions are made under this contract.

(a) Distributions under the annuity payment options in the contract must commence no later than the first day of April following the later of
         (1) the end of the calendar year in which the Annuitant attains age 70 1/2, or (2) the end of the calendar year in which the Annuitant retires (unless a later date is permitted under Income Tax Regulations) ("required beginning date"); over (i) the life of the Annuitant, or the lives of the Annuitant and his or her designated beneficiary within the meaning of section 401(a)(9) ("designated beneficiary"), or (ii) a period certain not extending beyond the life expectancy of the Annuitant, or the joint and last survivor expectancy of the Annuitant and his or her designated beneficiary. Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in the Income Tax Regulations.

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(b)      If required distributions are to be made in a form other than one of the annuity payment options available under the contract, then the entire value of the contract will commence to be distributed no later than the required beginning date over a period certain not extending beyond the distribution period provided in the Income Tax Regulations (whether, or not there is a designated beneficiary under the contract).

         The amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Annuitant's benefit ("contract value") by the distribution period provided under the Income Tax Regulations. Distributions after the death of the Annuitant shall be distributed using the life expectancy of the beneficiary as the relevant divisor. If the designated beneficiary is the surviving spouse, then the remaining life expectancy shall be recomputed each year.

         In the case of a spousal beneficiary who is more than 10 years younger than the Annuitant, the remaining interest shall be distributed over a period not to exceed the joint and last survivor life expectancy of the Annuitant and the beneficiary (from the joint and last survivor life expectancy table provided in the Income Tax regulations).

6.       DISTRIBUTIONS AFTER THE ANNUITANT'S DEATH

         (a) If the Annuitant dies after distributions have begun the following rules apply:

                  (1) Where distributions have begun under a permissible annuity payment option, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death

                  (2) If distributions have begun in a form other than a permissible annuity payment option, payments must be made over a period not extending beyond the remaining life expectancy of the designated beneficiary as provided in Income Tax Regulations (or over a period no longer than the remaining life expectancy of the Annuitant in the year of death reduced by one each year thereafter, where there is no designated beneficiary within the meaning of the Income Tax Regulations). Payments must commence no later than December 31st of the calendar year following the calendar year of the Annuitant's death

         (b) IF THE ANNUITANT DIES BEFORE DISTRIBUTIONS HAVE BEGUN, THE ENTIRE AMOUNT PAYABLE TO THE BENEFICIARY WILL BE DISTRIBUTED NO LATER THAN DECEMBER 31 OF THE CALENDAR YEAR WHICH CONTAINS THE FIFTH ANNIVERSARY OF THE DATE OF THE ANNUITANT'S DEATH EXCEPT TO THE EXTENT THAT AN ELECTION IS MADE TO RECEIVE DISTRIBUTIONS IN ACCORDANCE WITH (1) OR (2) BELOW:

                  (1) if any portion of the contract proceeds is payable to a designated beneficiary, distributions may be made in installments over the life or over a period not extending beyond the life expectancy of the designated beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Annuitant died;

                  (2) if the designated beneficiary is the Annuitant's surviving spouse, and benefits are to be distributed in accordance with (a) above, distributions must begin on or before the later of (a) December 31 of the calendar year immediately following the calendar year in which the Annuitant died or (b) December 31 of the calendar year in which the Annuitant would have attained age 70 1/2.


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7.       SPECIAL RULES FOR REQUIRED DISTRIBUTIONS-FOR PURPOSES OF SECTION 5 AND
         6:

         (a) ANNUITY OPTIONS. All Annuity Options under the Contract must meet the requirements of section 403(b)(10) of the Code, including the requirement that payments to persons other than the Annuitant are incidental. The provisions of this Endorsement reflecting the requirements of sections 401(a)(9) and 403(b)(10) of the Code override any Annuity Option, systematic withdrawal plan or other settlement option, which is inconsistent with such requirements.

                  If a guaranteed period of payments is chosen under an Annuity Option, the length of the period over which the guaranteed payments are to be made must not exceed the shorter of (1) the Annuitant's life expectancy, or if a Joint Annuitant is named, the joint and last survivor expectancy of the Annuitant and the Joint Annuitant, and (2) the applicable maximum period under Income Tax Regulations.

                  All payments made under a joint and survivor Annuity Option after the Annuitant's death while the Joint Annuitant is alive must be made to the Joint Annuitant.

                  Except to the extent Treasury regulations allow the Company to offer different Annuity Options that are agreed to by the Company, only the Annuity Options set forth in the Contract will be available. In the event a Joint Annuitant is named who is not the Annuitant's spouse, the percentage level of payments during the remaining lifetime of the Joint Annuitant cannot exceed the amount allowed under Income Tax Regulations.

         (b) Life expectancy is computed by use of the expected return multiples as provided in Income Tax Regulations under section 401(a)(9) of the Code. Life expectancy for distributions under an annuity payment option may not be recalculated.

         (c) An Annuitant shall be permitted to withdraw the required distribution in any year from another Tax Sheltered Annuity or section 403(b)(7) custodial account maintained for the benefit of the Annuitant in accordance with federal income tax rules. The Annuitant shall be responsible in such instance for determining whether the minimum distribution requirements are met, and the company shall have no responsibility for such determination.

8. PREMATURE DISTRIBUTION RESTRICTIONS. Any amounts in the Contract attributable to contributions made pursuant to a salary reduction agreement after December 31, 1988, and the earnings on such contributions and on amounts held on December 31, 1988, may not be distributed unless the Annuitant has reached age 59 1/2, separated from service, died, become disabled (within the meaning of Code section 72(m)(7)) or incurred a hardship as determined by the organization described in Section 1 of this Endorsement; provided, that amounts permitted to be distributed in the event of hardship shall be limited to actual salary deferral contributions (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by ss.414(p) of the Code.

         Purchase payments made by a nontaxable transfer from a custodial account qualifying under ss.403(b)(7) of the Code, and earnings on such amounts, will not be paid or made available before the Annuitant dies, attains age 59 1/2, separates from service, becomes disabled (within the meaning of Code Section 72(m)(7)), or in the case of such amounts attributable to contributions made under the custodial account pursuant to a salary reduction agreement, encounters financial hardship; provided, that amounts permitted to be paid or made available in the event of hardship will be limited to actual salary deferral contributions made under the custodial account (excluding earnings thereon); and provided further, that amounts may be distributed pursuant to a qualified domestic relations order to the extent permitted by ss.414(p) of the Code.

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9.       DIRECT ROLLOVERS. The Annuitant subject to the terms of the Contract may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Annuitant. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Annuitant, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Annuitant or the joint lives (or joint life expectancies) of the Annuitant and the Annuitant's Beneficiary, or for a specified period of ten years of more; any distribution required under Codess.401(a)(9); hardship distributions; and, unless otherwise permitted under the Code , the portion of any distribution that is not includible in gross income. An eligible retirement plan is an individual retirement account described in Codess.408(a), an individual retirement annuity described in Codess.408(b), another Codess.403(b) tax-sheltered annuity, or another eligible retirement plan under section 402(c)(8) of the Code that accepts the Annuitant's eligible rollover distribution. In the case of an eligible rollover distribution to the surviving spouse or an alternate payee pursuant to section 414(p) of the Code ("distributee"), such distributee shall be treated as if he or she was the Annuitant and may elect to have any portion of the eligible rollover distribution paid directly to an individual retirement account or individual retirement annuity, or to a tax sheltered annuity or other eligible retirement plan in which such distributee participates. A direct rollover is a payment by the Company to the eligible retirement plan specified by the Annuitant or other eligible distributee under the Code.

10. DIRECT TRUSTEE-TO-TRUSTEE TRANSFERS. Amounts owned under this Contract for a governmental 403(b) account may be transferred at the policyholders direction in a direct trustee-to-trustee transfer from this account to a defined benefit governmental plan in a transaction that meets the requirements of Code ss.403(b)(13) and the regulations issued there under.

LOAN PROVISION
         If your contract provides for loans, the following provisions apply:

         a) Such loans shall in no case exceed the lesser of (1) or (2) where:

                  (1) EQUALS $50,000 LESS THE EXCESS (IF ANY) OF (i) THE HIGHEST OUTSTANDING LOAN BALANCE (AGGREGATING ALL LOANS FROM QUALIFIED PLANS) DURING THE ONE-YEAR PERIOD PRIOR TO THE DATE A LOAN IS MADE OVER (ii) THE OUTSTANDING LOAN BALANCE ON THE DATE A LOAN IS MADE AND (2) EQUALS THE GREATER OF (i) 50% OF THE VESTED CONTRACT VALUE OR (ii) THE VESTED CONTRACT VALUE BUT NOT IN EXCESS OF $10,000.

         If purchase payments have been made under a 403(b) plan subject to ERISA, the maximum loan amount cannot exceed 50% of the vested Contract Value balance in any case.

         Your contract or 403(b) plan may further limit the amount of the loan and the circumstances under which loans are permitted.

         a) SUCH LOANS MUST BE REPAID WITH 5 YEARS FROM THE DATE OF THE LOAN. SUCH REPAYMENT MUST BE ON A LEVEL BASIS OVER THE 5-YEAR PERIOD WITH REPAYMENTS BEING MADE AT LEAST QUARTERLY. IF THE LOAN IS MADE TO ACQUIRE A DWELLING UNIT WHICH IS TO BE USED AS YOUR PRINCIPAL RESIDENCE, IT MUST BE REPAID WITHIN A REASONABLE TIME AS PROVIDED IN YOUR LOAN AGREEMENT WHICH MAY EXCEED 5 YEARS.

         b) IF YOU FAIL TO PAY ANY LOAN REPAYMENT WHEN IT IS DUE, WE WILL TREAT THE ENTIRE UNPAID LOAN BALANCE AS A TAXABLE DISTRIBUTION TO YOU AT THE TIME OF THE DEFAULT. AFTER A SPECIFIED GRACE PERIOD, WE WILL REPORT AS A DISTRIBUTION THE AMOUNT OF THE UNPAID LOAN BALANCE (INCLUDING ACCRUED INTEREST THEREON AS REQUIRED UNDER SECTION 72(p) OF THE CODE AND THE REGULATIONS THERE UNDER. WE WILL ALSO, TO THE EXTENT PERMISSIBLE UNDER THE FEDERAL TAX LAW, PROCESS A PARTIAL WITHDRAWAL AGAINST THE OWNER'S ACCOUNT SO AS TO SURRENDER THE AMOUNT OF CASH VALUE NECESSARY TO PAY THE DELINQUENT REPAYMENTS(S) OF PRINCIPAL AND INTEREST AND ANY SURRENDER CHARGE AND TAX WITHHOLDING (IF REQUIRED). WE WILL ONLY PROCESS A WITHDRAWAL UNDER THIS PROVISION IF IT IS PERMISSIBLE TO WITHDRAW THAT AMOUNT UNDER THE CODE (INCLUDING SECTION 403(b)(11)) AND ERISA.

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         c)       IF WE ARE PROHIBITED UNDER THE FEDERAL TAX LAW OR ERISA FROM
                  PROCESSING A WITHDRAWAL TO REPAY AMOUNTS FOR WHICH YOU ARE LEGALLY IN DEFAULT UNDER THE TERMS OF YOUR LOAN AGREEMENT, YOU WILL CONTINUE TO BE CHARGED INTEREST ON THE DELINQUENT AMOUNTS AS PROVIDED UNDER THE TERMS OF YOUR LOAN AGREEMENT UNTIL THE WITHDRAWAL CAN BE MADE.

         d) IF REQUIRED BY THE FEDERAL TAX LAW, WE WILL ALSO REPORT AS A TAXABLE DISTRIBUTION ANY OF THE INTEREST CHARGED AND NOT PAID WITH RESPECT TO ANY AMOUNTS IN DEFAULT WHICH WE ARE NOT PERMITTED TO WITHDRAW FROM THE ACCOUNT.

         e) WITHDRAWALS AND TRANSFERS WILL BE RESTRICTED WHILE A LOAN BALANCE IS OUTSTANDING.

         f) NOTWITHSTANDING ANYTHING ELSE IN THE CONTRACT TO THE CONTRARY, THE TERMS OF YOUR LOAN ARE GOVERNED BY SECTION 72(P) OF THE CODE AND THE REGULATIONS THERE UNDER.

12. If this Contract is part of a plan which is subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), any payments and distributions under this Contract (whether as income, as proceeds payable at the Annuitant's death, upon partial redemption or full surrender or otherwise), and any Beneficiary designation, shall be subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of ERISA Section 205.

13. The Company will furnish annual calendar year reports concerning the status of the annuity.

14. AMENDMENTS. The Company may further amend this Contract from time to time in order to meet any requirements, which apply to it under Codess.403(b) or ERISA.


First MetLife Investors Insurance Company has caused this Endorsement to be signed by its President and Secretary.



/S/ signature                                /S/ signature
------------------------------               --------------------------------
                     Secretary                                      President

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